NOTICE OF STOCK OPTION AWARD

ISOPLEXIS CORPORATION
2021 OMNIBUS INCENTIVE COMPENSATION PLAN

Unless otherwise defined herein or in the Stock Option Agreement (as defined below), capitalized terms used in this Notice of Option Award (this “Notice of Grant”) shall have the same meanings ascribed to them in the Isoplexis Corporation 2021 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”).

SECTION 1. General. The Participant named below has been granted an Option (the “Option”), subject to the terms and conditions set forth in the Plan, this Notice of Grant and the Stock Option Agreement attached hereto as Annex A (the “Stock Option Agreement”). The Option is not intended to qualify as an Incentive Stock Option.

Participant Name: [●]

Address: [●]

Total Number of Shares
Subject to the Option: [●]

Exercise Price Per Share: [●]

Grant Date: [●]

Expiration Date: [●]1

SECTION 2. Vesting. The Option shall vest with respect to twenty-five percent (25%) of the Shares subject thereto on the one-year anniversary of the Grant Date and the remaining seventy-five percent (75%) of the Shares underlying the Option shall vest in thirty-six (36) equal monthly installments thereafter (each such date, a “Vesting Date”); provided that the Participant remains continuously in active employment or service with the Company or one of its Affiliates from the Grant Date through the applicable Vesting Date.

SECTION 3. Termination of Service.

(a)If, at any time prior to the final Vesting Date, the Participant’s employment or service with the Company and its Affiliates terminates for any reason (including any termination of employment or service by the Participant for any reason, or by the Company and its Affiliates with or without cause), then any unvested portion of the Option shall be cancelled immediately and the Participant shall not be entitled to receive any payments with respect thereto. Once any portion of the Option becomes vested and exercisable, the Participant’s right to exercise such vested portion (or the Participant’s representatives and legatees, as applicable) in the event of a termination of the Participant’s employment or service with the Company and its Affiliates shall continue until the earlier of: (i) the date that is (A) 12 months following the date of the Participant’s termination of employment or service, as applicable, due to death or Disability or (B) 90 days following the Participant’s termination of employment or service, as applicable, due to any reason other than death or Disability, and (ii) the Expiration Date; provided that, if the Participant’s employment or service, as applicable, with the Company and its Affiliates is terminated for cause (as determined by the Company in its sole discretion), the Option (whether vested or unvested) shall terminate immediately and be null and void and shall not thereafter be exercisable.

(b)“Disability” has the meaning set forth in the Participant’s employment or service agreement with the Company or any of its Affiliates. If there is no agreement with such a definition, “Disability” shall mean any medically determinable physical or mental impairment resulting in the Participant’s inability to engage in any substantial gainful activity, where such impairment is likely to result in death or can be expected to last for a continuous period of not less than 12 months, as determined reasonably and in good faith by the Committee.

SECTION 4. Change of Control. Upon the occurrence of a Change of Control, the Committee may, in its discretion and upon the satisfaction of any such conditions as the Committee may require, provide that the Option, to the extent unvested will automatically be deemed vested and exercisable immediately prior to such Change of Control.
1 To consist of a date no later than the tenth anniversary of the Grant Date.

SECTION 5. Final Expiration Date. Unless terminated earlier in accordance with the foregoing, the Option shall automatically expire and be canceled on the Expiration Date.

SECTION 6. Other. (a) The Participant understands that this Notice of Grant is subject to the terms and conditions of both the Plan and the Stock Option Agreement, each of which are incorporated herein by reference. Participant has received and has had an opportunity to review the Plan, the Company’s most recent prospectus that describes the Plan, and the Stock Option Agreement and agrees to be bound by all the terms and provisions of the Plan and the Stock Option Agreement.

(b) By the Participant’s acceptance hereof (whether written, electronic or otherwise), the Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, the Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, the Stock Option Agreement, this Notice of Grant, account statements, prospectuses, prospectus supplements, annual and quarterly reports, and all other communications and information) whether through the Company’s intranet or the internet site of another such third party or via email, or such other means of electronic delivery specified by the Company. Furthermore, the Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan, this Notice of Grant and the Stock Option Agreement.

(c) The Participant confirms acceptance of this Award by completing, signing and returning the attached signature page to [●]. If the Participant wishes to reject this Award, the Participant must so notify the Company's stock plan administrator in writing to [●] no later than sixty (60) days after the Grant Date. If within such sixty (60) day period the Participant neither affirmatively accepts nor affirmatively rejects this Award, the Participant will be deemed to have accepted this Award at the end of such sixty (60) day period pursuant to the terms and conditions set forth in this Notice of Grant, the Stock Option Agreement and the Plan.

PARTICIPANT		ISOPLEXIS CORPORATION

By:
[Participant Name]	Name:
Title:

ANNEX A

STOCK OPTION AGREEMENT

ISOPLEXIS CORPORATION
2021 OMNIBUS INCENTIVE COMPENSATION PLAN

The Participant has been granted an Option (the “Options”), subject to the terms, restrictions and conditions of the Isoplexis Corporation 2021 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”), the Notice of Stock Option Award (the “Notice of Grant”) and this Stock Option Agreement (this “Agreement”). Unless otherwise defined herein or in the Notice of Grant, capitalized terms used in this Agreement shall have the same meanings given to them in the Plan.

SECTION 1. Method of Exercise. The Participant may exercise any vested and exercisable portion of the Option, in whole or in part, by notifying the Company in writing of the whole number of Shares to be purchased thereunder and delivering with such notice an amount equal to the aggregate Exercise Price for such number of Shares in cash (certified check, wire transfer or bank draft). Without limiting the foregoing, unless otherwise determined by the Committee, the Participant may instead elect to exercise such portion of the Option by means of a “net exercise” procedure effected by withholding Shares otherwise issuable in respect of such exercise with a Fair Market Value equal to the aggregate Exercise Price for such Shares.

SECTION 2. Tax Withholding. Exercise of any portion of the Option shall be subject to the Participant satisfying any applicable U.S. Federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. In this regard, the Participant authorizes the Company and its Affiliates to withhold all applicable taxes legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company or its Affiliates. Without limiting the foregoing, the Company shall, unless otherwise determined by the Committee, withhold Shares having a Fair Market Value equal to such tax withholding amount (but not in excess of the applicable individual maximum statutory rate) from the Shares that otherwise would be issued to the Participant in respect of such exercise.

SECTION 3. Rights as a Stockholder. The Participant shall not be deemed for any purpose, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Share underlying the Option unless, until and to the extent that (a) the Option shall have been exercised pursuant to its terms, (b) the Company shall have issued and delivered such Share to the Participant and (c) the Participant’s name shall have been entered as a stockholder of record with respect to such Share on the books of the Company. The Company shall cause the actions described in clauses (b) and (c) of the preceding sentence to occur promptly following exercise as contemplated by this Agreement, subject to compliance with Applicable Laws.

SECTION 4. Incorporation by Reference, Etc. The provisions of the Plan and the Notice of Grant are hereby incorporated herein by reference. Except as otherwise expressly set forth herein or in the Notice of Grant, this Agreement and the Notice of Grant shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan, the Notice of Grant and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. Without limiting the foregoing, the Participant acknowledges that the Option and any Shares acquired upon exercise of the Option are subject to provisions of the Plan under which, in certain circumstances, an adjustment may be made to the Exercise Price or number of Shares subject thereto.

SECTION 5. Compliance with Applicable Laws. The granting and exercise of the Option, and any other obligations of the Company under this Agreement, shall be subject to all Applicable Laws as may be required. The Committee shall have the right to impose such restrictions on the Option as it deems reasonably necessary or advisable under applicable Federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and any blue sky or state securities laws applicable to such Shares. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of Federal and state securities law (and any other Applicable Laws) in exercising his or her rights under this Agreement.

SECTION 6. Miscellaneous.

(a)Waiver. Any right of the Company or its Affiliates contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b)Notices. All notices, requests, consents and other communications to be given hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally recognized overnight courier, or by first-class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser:

(i)if to the Company, to:
Isoplexis Corporation
35 NE Industrial Rd
Branford, CT 06405
Attn: [●]

(ii)if to the Participant, to the Participant’s home address on file with the Company. Notices may also be delivered to the Participant through the Company's inter-office or electronic mail system, at any time he or she is employed by or provided services to the Company or any of its Affiliates.

All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal delivery or delivery by telecopy, on the date of such delivery, in the case of nationally recognized overnight courier, on the next business day, and in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

(c)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no beneficiary is designated, if the designation is ineffective, or if the beneficiary dies before the balance of the Participant’s benefit is paid, the balance shall be paid to the Participant’s estate. Notwithstanding the foregoing, however, the Participant’s beneficiary shall be determined under applicable state law if such state law does not recognize beneficiary designations under Awards of this type and is not preempted by laws which recognize the provisions of this Section 6(c).

(d)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company or any of its Affiliates and their successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(e)Governing Law, Venue and Waiver of a Jury Trial. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the [●], without giving effect to the conflict of laws provisions thereof. In the event that Section 6(f) of this Agreement is found to be invalid or unenforceable, the Participant and the Company (on behalf of itself and its Affiliates) each consents to jurisdiction in the United States District Court for the [●] of [●], or if that court is unable to exercise jurisdiction for any reason, the [●], [●], and each waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction. Additionally, in the event that Section 6(f) of this Agreement is found to be invalid or unenforceable, the Participant hereby waives, to the fullest extent permitted by applicable law, any right he or she may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Plan.

(f)Mediation and Arbitration. If a dispute arises out of or relates to this Agreement or the Plan or the breach thereof, and if the dispute cannot be settled through negotiation, such dispute shall be finally settled by arbitration in [●], before, and in accordance with the rules then obtaining of the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA.

(g)Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, any dispute arising out of or relating to this Agreement or the Plan, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel (provided, that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

(h)Signature and Acceptance. This Agreement shall be deemed to have been accepted and signed by the Participant and the Company as of the Grant Date upon the Participant’s acceptance of the Notice of Grant.

(i)Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive.